Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact: Lauren Dyke, lauren.dyke@ICF.com, +1.571.373.5577

ICF to Present at Sidoti & Company Fall 2018 Conference

FAIRFAX, Va. — September 25, 2018—ICF (NASDAQ:ICFI), a global consulting and digital services provider, announced its participation at the Sidoti & Company Fall 2018 Conference to be held at the Grand Hyatt New York, 109 East 42nd Street, New York, NY. ICF Chairman and Chief Executive Officer Sudhakar Kesavan will present at 11:30 a.m. Eastern Time on Thursday, September 27, 2018.

A live audio webcast of the presentation will be available at: http://www.investorcalendar.com/event/37620. A replay will be available for one year following the conference.

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About ICF

ICF (NASDAQ:ICFI) is a global consulting services company with over 5,500 specialized experts, but we are not your typical consultants. At ICF, business analysts and policy specialists work together with digital strategists, data scientists and creatives. We combine unmatched industry expertise with cutting-edge engagement capabilities to help organizations solve their most complex challenges. Since 1969, public and private sector clients have worked with ICF to navigate change and shape the future. Learn more at icf.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and our ability to acquire and successfully integrate businesses. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the "Risk Factors" section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.